Exhibit (d)(1)(ii)

FORM OF

AMENDMENT NO. 1

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 1 to the Investment Management Agreement dated as of [May 1, 2005] between AXA Enterprise Multimanager Funds Trust (“Trust”) and AXA Equitable Life Insurance Company (formerly The Equitable Life Assurance Society of the United States) (“AXA Equitable”) (“Amendment No. 1”).

The Trust and AXA Equitable agree to modify and amend the Investment Management Agreement dated as of December 17, 2004 (“Agreement”) as follows:

1.	New Portfolio. The Trust hereby appoints AXA Equitable as the investment manager of the AXA Enterprise Moderate-Plus Allocation Fund on the terms and conditions set forth in the Agreement.

2.	Duration of Agreement.

a.	With respect to each Fund specified in Appendix A to the Agreement, the Agreement will continue in effect until December 17, 2006 and may be continued thereafter pursuant to subsection (c) below.

b.	With respect to each Fund specified in Amendment No. 1, the Agreement will continue in effect until [May 1, 2007] and may be continued thereafter pursuant to subsection (c) below.

3.	Appendix A. Appendix A to the Agreement, setting forth the Funds of the Trust for which AXA Equitable is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA ENTERPRISE MULTIMANAGER FUNDS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
	[Name]		[Name]
	[Title]		[Title]

APPENDIX A

TO AMENDMENT NO. 1 TO THE

INVESTMENT MANAGEMENT AGREEMENT

Funds

Fund	Management Fee

AXA Enterprise Conservative Allocation Fund	0.20% of the Fund’s average daily net assets

AXA Enterprise Moderate Allocation Fund	0.20% of the Fund’s average daily net assets

AXA Enterprise Moderate-Plus Allocation Fund	[.20% of the Fund’s average daily net assets]

AXA Enterprise Aggressive Allocation Fund	0.20% of the Fund’s average daily net assets